UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 14, 2008 (February 11, 2008)

Manas Petroleum Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-107002	91-1918324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Bahnhofstrasse 9
6341 Baar, Switzerland
(Address of principal executive offices) (Zip code)
+41 (44) 718 10 32
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 4. 02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 11, 2008, Manas Petroleum Corporation determined that its previously issued consolidated income statement for the year ended December 31, 2006 and consolidated balance sheet as of December 31, 2006 presented in its Form 8-K filed on April 17, 2007 (the “Form 8-K”) and previously issued consolidated income statement for the quarter ended September 30, 2007 and consolidated balance sheet as of September 30, 2007 presented in its Form 10-QSB filed on November 14, 2007 (the “Form 10-QSB”) should be restated in relation to the accounting for the forgiveness and elimination of debt arising from a sale of a portion of our ownership in CJSC South Petroleum Company (“South Petroleum”).

We are a development stage company, whose growth strategy is focused on petroleum exploration and development in selected countries, including Kyrgyzstan.  Our oil and gas exploration project in Kyrgyzstan is carried out by South Petroleum.  South Petroleum was incorporated as a Kyrgyz company on April 7, 2004, and at that time, DWM Petroleum AG (“DWM”), our wholly-owned subsidiary, had a 90% ownership in South Petroleum and the Kyrgyz government owned the other 10%.

On October 4, 2006, we agreed to sell a 70% interest in South Petroleum to Santos International Holdings PTY Limited (“Santos”), a wholly-owned subsidiary of Santos Limited, one of Australia’s largest onshore gas producers. We sold the 70% interest in South Petroleum in exchange for an upfront cash payment of $4 million, our agreement to write off $905,939 in debt owed to us from South Petroleum and the agreement of Santos to fund and carry out petroleum exploration and appraisal activities.

We reflected the forgiveness and elimination of the debt owed to us from South Petroleum as occurring after the sale of the 70% interest in South Petroleum to Santos in the financial statements of South Petroleum and DWM.  According to the agreement under which the sale was made, the forgiveness and elimination of the debt should have occurred prior to the sale of the 70% interest in South Petroleum.  If the forgiveness and elimination of the debt had been recorded properly prior to the sale of the 70% interest instead of after the sale, the gain and liability on South Petroleum’s books would have been eliminated in consolidation and the gain on DWM’s books would have been increased.  As a result, we will restate the financial statements as of and for the year ended December 31, 2006 which will be included in an amended Form 8-K and amended Form 10-QSB.

We do not currently have an audit committee, and the functions of any such committee are performed by our Board of Directors.  Although our Board of Directors did not discuss the matters disclosed in this Form 8-K with Deloitte AG, our Chief Financial Officer, who is also a director, has discussed these matters with our auditors, Deloitte AG.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAS PETROLEUM CORPORATION

Date: February 12, 2008

By:           /s/ Peter-Mark Vogel
Name:       Peter-Mark Vogel
Title:     Director, Finance